Exhibit 10.1

EXECUTION

THIRD AMENDMENT AGREEMENT

dated	22 December	, 2015

between

(1)          GULFMARK AMERICAS, INC.

 as Original Borrower

(2)            GULFMARK OFFSHORE, INC.

as Parent and Original Guarantor

(3)         GULFMARK MANAGEMENT, INC.

(4) THE ROYAL BANK OF SCOTLAND PLC
as Agent

_________________________________________________________________________________

Relating to a US$200,000,000 Multicurrency Facility Agreement

originally dated 26 September 2014 (as amended on each of 13 February 2015 and 2 July 2015)

_________________________________________________________________________________

Pinsent Masons LLP

13 Queen's Road

Aberdeen

AB15 4YL

Tel: +44 (0)1224 377900

Fax: +44 (0)1224 377901

Web Site: http://www.pinsentmasons.com

67306715

THIS THIRD AMENDMENT AGREEMENT is made on	22 December	2015 (the "Agreement") between:

(1)	GULFMARK AMERICAS, INC., a company incorporated in Delaware with charter number 4071108 (the " Original Borrower");

(2)	GULFMARK OFFSHORE, INC., a company incorporated in Delaware with charter number 2689611 (the "Parent" and "Original Guarantor");

(3)	GULFMARK MANAGEMENT, INC., a company incorporated in Delaware with charter number 4386616 ("GMI"); and

(4)	THE ROYAL BANK OF SCOTLAND PLC as agent of the other Finance Parties (the "Agent".

IT IS AGREED AS FOLLOWS:-

1	INTERPRETATION

1.1	Definitions

Unless otherwise defined in this Agreement or the context otherwise requires, terms defined in the Facility Agreement (as defined below) (whether expressly or by incorporation) shall have the same meaning when used in this Agreement. References to “Schedules” of this Agreement shall refer to the schedules attached hereto and not to the “Schedules” attached to the Facility Agreement. In addition:

"Effective Date" has the meaning given in clause 3 below; and

"Facility Agreement" means the $200,000,000 Multicurrency Facility Agreement entered into between, inter alia, the Original Borrower and the Agent originally dated 26 September 2014, as the same has been amended on each of the First Amendment Date and the Second Amendment Date and otherwise prior to the date hereof.

1.2	Incorporation

The provisions of clauses 1.2 (Construction), 1.3 (Third Party Rights), 1.4 (Accounting Terms; GAAP), 41 (Notices), 43 (Partial Invalidity), 44 (Remedies and waivers), 45 (Amendments and Waivers) and 49 (Enforcement) of the Facility Agreement shall be incorporated into, and apply to, this Agreement, mutatis mutandis, as if the same had been set out in full herein. Except as otherwise expressly set forth herein, the Facility Agreement shall continue in full force and effect without amendment or modification thereto.

2	AMENDMENTS

From the Effective Date, the Facility Agreement shall be amended as follows:-

2.1	In clause 1.1 of the Facility Agreement, the definition of "Second Amendment Date" shall be amended by deleting the current definition in its entirety and replacing it with the following:-

"Second Amendment Date" means 2 July 2015”;

2.2

In clause 1.1 of the Facility Agreement, the definition of "Margin" shall be amended by deleting the current definition in its entirety and replacing it with the definition set out in Schedule 2 of this Agreement;

2.3	In clause 1.1 of the Facility Agreement, the definition of "Appraisal Date" shall be amended by deleting the current definition in its entirety and replacing it with the following:-

"Appraisal Date" means each Quarter Date and the date of any proposed substitution or addition under Clause 31 (Collateral Vessel Sale, Substitution and Addition);

2.4	In clause 1.1 of the Facility Agreement, the definition of "Relevant Period" shall be amended by deleting the current definition in its entirety and replacing it with the following:-

"Relevant Period" means, subject to clause 28.1.6(b), each period of twelve months ending on or about the last day of each Financial Quarter;

2.5	In clause 1.1 of the Facility Agreement, the following new definition shall be inserted:-

""Third Amendment Agreement" means the amendment agreement relative to this Agreement made between the Parent, the Original Borrower, GulfMark Management, Inc, and the Agent and dated on or around December 22, 2015”;

2.6	In clause 1.1 of the Facility Agreement, the following new definition shall be inserted:-

""Third Amendment Date" means the Effective Date under and as defined in the Third Amendment Agreement”;

2.7

In clause 1.1 of the Facility Agreement, the definition of "Total Revolving Facility Commitments" shall be amended by deleting the current definition in its entirety and replacing it with the following:-

""Total Revolving Facility Commitments" means the aggregate of the Revolving Commitments, being $100,000,000 as of the Third Amendment Date";

2.8	Clause 5 (Utilisation – Revolving Facility Loan) shall be amended by including the adding the following new clause 5.7:

5.7     Clean Down

5.7.1

The Parent shall ensure that, on each Quarter Date during the Restricted Period, the aggregate of all Cash held by members of the Group shall not exceed $35,000,000 (or its currency equivalent) PROVIDED THAT (i) this condition shall only apply to the extent that there are Loans outstanding as at such Quarter Date (each a "Relevant Quarter Date"), (ii) this condition shall not apply to restrict or limit the amount of Cash held by members of the Group on any day that is not a Relevant Quarter Date and (iii) there will be no Default on the Relevant Quarter Date if the aggregate of all Cash held by members of the Group is in excess of $35,000,000 so long as the Parent complies with the provisions of Clause 5.7.2 below.

5.7.2		If the aggregate of all Cash held by members of the Group exceeds $35,000,000 (or its currency equivalent) on any Relevant Quarter Date:

(a)

the Parent shall pay any amount in excess of $35,000,000 (or its currency equivalent) in prepayment of outstanding Revolving Facility Loans on the Iast day of the then current Interest Period (and therefore no breakage costs would be required on account of such prepayment); and

(b)	there shall be no further Utilisations (other than Rollover Loans) until such prepayment has been effected.

2.9	Clause 19.1 (Commitment fee) of the Facility Agreement shall be amended by deleting clause 19.1.1 thereof in its entirety and replacing it with the following clause 19.1.1:-

"The Original Borrower shall pay to the Agent (for the account of each Lender) a commitment fee in the Base Currency computed at the rate of one point two five (1.25) per cent per annum (the “commitment fee rate”) on that Lender's Available Revolving Commitment under the Revolving Facility for the Availability Period applicable to the Revolving Facility";

2.10	A new Clause 27.13 shall be inserted into the Facility Agreement as follows:-

"27.13	Monthly Information Packet

27.13.1	No later than 30 days after the end of each calendar month, the Parent shall deliver to the Agent an information packet which shall include:

(a)	the "vessel stoplight report" customarily prepared by the Parent;

(b)	a profit and loss account for the immediately preceding calendar month consolidated and broken down by region and which shall include key performance indicator metrics;

(c)

a rolling three month cashflow forecast (to include detail of expected drawn balances under both (i) the Revolving Facility and (ii) the existing NOK600m bilateral facility between DNB Bank ASA and GulfMark Rederi AS (the "Monthly Forecast");

(d)

a commentary from the chief executive officer, chief financial officer or chief accounting officer of the Parent on the items listed at paragraphs (a) to (c) above together with commentary on any cost-cutting initiatives; and

(e)	confirmation as to the current balance drawn under the existing NOK600m bilateral facility between DNB Bank ASA and GulfMark Rederi AS.

27.13.2

The Parent shall ensure that each Monthly Forecast delivered to the Agent hereunder is prepared in good faith, on the basis of assumptions believed by the Parent to be reasonable at the time such Monthly Forecast was prepared, it being understood that the Monthly Forecast by its nature is uncertain, monthly financial information is subject to adjustment for unfinished items including tax, asset impairment reviews and other pending items, and no assurance is given that the Monthly Forecast will be achieved.

2.11	Clause 28.1 (Financial covenants) of the Facility Agreement shall be amended by deleting clause 28.1.1 thereof in its entirety and replacing it with the following clause 28.1.1:-

"Capitalisation Ratio: The Capitalisation Ratio shall be tested at the end of each Financial Quarter and shall not exceed 60% (sixty per cent).

2.12	Clause 28.1 (Financial covenants) of the Facility Agreement shall be amended by deleting clause 28.1.2 thereof in its entirety and replacing it with the following clause 28.1.2:-

"Consolidated Interest Coverage Ratio: The Parent shall not permit the Consolidated Interest Coverage Ratio, for any period of four consecutive Financial Quarters of the Parent ending on a Quarter Date specified below, to be less than the ratio set forth below opposite such Quarter Date:

Quarter Date	Consolidated Interest Coverage Ratio
Occurring on or after September 30, 2014 and on or prior to December 31, 2014	4.0 to 1.0
Occurring on March 31, 2015	3.5 to 1.0
Occurring on June 30, 2015	3.0 to 1.0
Occurring on September 30, 2015	1.75 to 1.0
Occurring December 31, 2015	No test
Occurring on or after March 31, 2016 and on or prior to December 31, 2016	No test
Occurring on March 31, 2017 and June 30, 2017	No test
Occurring on September 30, 2017	1.5 to 1.0
Occurring on December 31, 2017	1.5 to 1.0
Occurring on March 31, 2018	2.0 to 1.0
Occurring on June 30, 2018	2.0 to 1.0
Occurring on September 30, 2018 and on or prior to the Termination Date	3.0 to 1.0

For the avoidance of doubt, the Consolidated Interest Cover Ratio shall be suspended without force or effect for, and shall not be tested on or apply to the Quarter Dates ending on December 31, 2015, March 31, 2016, June 30, 2016, September 30, 2016, December 31, 2016, March 31, 2017 and June 30, 2017.

2.13	Clause 28.1 (Financial covenants) of the Facility Agreement shall be amended by deleting clause 28.1.3 thereof in its entirety and replacing it with the following clause 28.1.3:-

Collateral to Debt Ratio: The Collateral to Debt Ratio shall be tested at the end of each Financial Quarter and shall be at least:

(a)	1.75 to 1.0. on each Quarter Date occurring on or prior to September 30, 2015; and

(b)	3.0 to 1.0 on each Quarter Date occurring on or after December 31, 2015 and on or prior to the Termination Date.

2.14	Clause 28.1 (Financial covenants) of the Facility Agreement shall be amended by deleting clause 28.1.4 thereof in its entirety and replacing it with the following clause 28.1.4:

Collateral to Commitments Ratio: The Collateral to Commitments Ratio shall be tested as at each Quarter Date from and including June 30, 2015 and shall be at least:-

(a)	1.15 to 1.0 for the Quarter Date occurring on June 30, 2015;

(b)	1.50 to 1.0 for the Quarter Date occurring on September 30, 2015; and

(c)	2.0 to 1.0 for each Quarter Date occurring on, or after, December 31, 2015 and on or prior to the Termination Date.

2.15	Clause 28.1 (Financial covenants) of the Facility Agreement shall be amended by deleting clause 28.1.5 in its entirety and replacing it with the following clause 28.1.5:-

"Minimum Liquidity: Liquidity shall be tested at the end of each Financial Quarter and shall not be less than:

(a)

$50,000,000 (or its equivalent in other currencies, which shall be calculated using the Agent's Spot Rate of Exchange) in the period from the Second Amendment Date to the Quarter Date occurring on September 30, 2015; and

(b)	$35,000,000 (or its equivalent in other currencies, which shall be calculated using the Agent's Spot Rate of Exchange) on December 31, 2015 and each Quarter Date thereafter."

2.16	Clause 28.1 (Financial covenants) of the Facility Agreement shall be amended by adding the following new Clause 28.1.6:-

  (a)       "Consolidated Adjusted EBITDA: The Parent shall ensure that Consolidated Adjusted EBITDA for each Relevant Period ending on a Quarter Date listed in the table below shall be at least equal to the Consolidated Adjusted EBITDA opposite such Quarter Date:

Quarter Date	Consolidated Adjusted EBITDA
December 31, 2015	$5,000,000
March 31, 2016	$10,000,000
June 30, 2016	$15,000,000
September 30, 2016	$20,000,000
December 31, 2016	$20,000,000
March 31, 2017	$20,000,000
June 30, 2017	$20,000,000

(b)       For the purpose of testing Consolidated Adjusted EBITDA for each of the Relevant Periods ending on a Quarter Date which is less than 12 months after the Third Amendment Date, Consolidated Adjusted EBITDA shall be calculated by reference to Consolidated Adjusted EBITDA as disclosed in the financial statements and/or Compliance Certificates for each Financial Quarter(s) occurring from September 30, 2015 to the relevant Quarter Date.

2.17

Clause 28.5 (Financial covenant definitions) shall be amended by deleting the definition of "Consolidated Adjusted EBITDA" in its entirety and replacing it with the following definition of "Consolidated Adjusted EBITDA":-

"Consolidated Adjusted EBITDA" means, for any period, the Consolidated Net Income for such period, without duplication:-

(a)	plus consolidated provision for tax expenses;

(b)	plus consolidated depreciation and amortization;

(c)	plus consolidated interest expense;

(d)	plus impairment charges to the extent included in the income statement (including with respect to fixed assets or goodwill or other intangibles);

(e)

plus any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards, to the extent included in the income statement and separately stated in the statement of cash flows as a reconciling item from net income to cash flows from operations;

(f)	less consolidated interest income;

(g)

plus (less) the non-cash portion of losses (gains) on disposals, to the extent included in the income statement if separately stated in the operating and investing sections of the statement of cash flows as a net reduction or increase in cash flow;

(h)	plus or minus non cash income or losses in relation to hedging activities;

(i)

plus (i) costs (including customs, export or other governmental charges or fees) of or arising from redeploying a vessel to another region in connection with discontinued operations, and (ii) any severance costs (including housing costs, transportation expenses, and other personnel related termination expenses) and unusual or non-recurring items arising in connection with discontinued operations or the termination of employment; and

(j)	plus costs associated with exiting regions that the Parent has publicly announced from time to time that it will exit.

For the purposes of calculating Consolidated Adjusted EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period"), (i) if at any time during such Reference Period (and after the Agreement Date) the Parent or any of its Subsidiaries shall have made any Material Disposition (as defined below), the Consolidated Adjusted EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated Adjusted EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated Adjusted EBITDA (if negative) attributable thereto for such Reference Period and (ii) if during such Reference Period (and after the Agreement Date) the Parent or any of its Subsidiaries shall have made a Material Acquisition, Consolidated Adjusted EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto to adjustments that (A) are permitted or required by Regulation S-X as promulgated under the Securities Act of 1933, as amended, (B) have been certified by the chief financial officer of the Parent and provided the Agent is satisfied that such adjustments have been prepared in good faith and are based upon reasonable assumptions, which assumptions have been detailed in writing by the Parent or (C) are otherwise acceptable to the Agent (acting reasonably) as if such Material Acquisition occurred on the first day of such Reference Period. As used in this definition, "Material Acquisition" means any acquisition of property or series of related acquisitions of property that (x) constitutes assets comprising all or substantially all of the productive assets or an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (y) involves the payment of consideration by the Parent or any of its Subsidiaries in excess of $20,000,000.00; and "Material Disposition" means any disposition of property or series of related dispositions of property that (x) constitutes assets comprising all or substantially all of the productive assets or an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (y) yields gross proceeds to the Parent or any of its Subsidiaries in excess of $20,000,000.00.

2.18	Clause 29.10 of the Facility Agreement shall be amended by deleting the clause in its entirety and replacing it with the following new Clause 29.10:

"29.10         Preservation of assets

29.10.1	Each Obligor shall maintain in accordance with good industry practices all of its assets necessary in the conduct of its business.

29.10.2	Neither Clause 29.10.1, nor any other provision hereof, nor any provision in any Finance Document to the contrary shall prevent or prohibit an Obligor from, or constitute a Default or an Event of Default solely as a result of, stacking or laying up a Collateral Vessel provided that such Collateral Vessel is stacked or laid up and thereafter maintained, in accordance with good industry practice."

2.19	Clause 29.22 of the Facility Agreement shall be amended by deleting clause 29.22 in its entirety and replacing it with the following new clause 29.22:-

29.22            Valuations

29.22.1	The Borrower will deliver to the Agent an Appraised Value for each of the Collateral Vessels:

(a)

(i) in each Financial Quarter, to be delivered not later than the date on which the Compliance Certificate is due to be delivered under Clause 27.2 (Provision and contents of Compliance Certificate) and (ii) within 60 days after a written request by the Agent (but not more than once between each Quarter Date) where the Agent reasonably believes a Default has occurred (which shall be at the expense of the Borrower); and

(b)	on such other occasions as the Agent may reasonably request (which shall be at the expense of the Lenders).

29.22.2   If the Borrower delivers to the Agent, in satisfaction of a condition precedent in accordance with the Third Amendment Agreement, an Appraised Value for each Collateral Vessel dated as of a date no earlier than November 15, 2015, the obligation to deliver such Appraised Value on the Appraisal Date as of December 31, 2015 shall be deemed satisfied.

29.22.3   The Borrower shall ensure that each Appraised Value shall contain:

(a)

confirmation as to which Collateral Vessels are stacked or laid up and which are operational together with confirmation from the Approved Broker that the Appraised Value has been calculated on such basis; and

(b)	a detailed commentary on the offshore supply vessel market from the relevant Approved Broker.

29.22.4  The Borrower shall use commercially reasonable efforts (including, without limitation, approaching further Approved Brokers to provide an Appraised Value if necessary) to ensure that each Approved Broker addresses each Appraised Value as follows:

"This report is for The Royal Bank of Scotland plc in its capacity as Agent for the Finance Parties and Security Agent for the Secured Parties under and as defined in the facility agreement originally dated September 26, 2014 (as amended from time to time) and made between, amongst others, The Royal Bank of Scotland plc and GulfMark Americas, Inc.

2.20	Clause 29.27 of the Facility Agreement shall be amended by deleting the clause in its entirety and replacing it as follows:-

29.27	Limitations on Certain Activities During the Restricted Period

“During the Restricted Period, the aggregate amount of cash and Cash Equivalent Investments:-

(a) paid as consideration for (i) Capital Expenditures other than Permitted Capital Expenditures, (ii) Acquisitions and (iii) Equity Interests in Joint Ventures and

(b) transferred to Joint Ventures

shall not exceed $5,000,000 (or its currency equivalent) in any calendar year absent the prior written consent of the Agent (acting on the instructions of the Majority Lenders).”

2.21	Clause 29.12 (Negative Pledge) of the Facility Agreement shall be amended so that the final paragraph of that Clause shall be deleted in its entirety and replaced with the following new paragraph:

Provided that notwithstanding the foregoing, (i) no Lien or other security over the Collateral Vessels shall be created or allowed to subsist other than Permitted Vessel Security; (ii) no consensual Liens shall be created or permitted to exist on Equity Interests that constitute Transaction Security other than pursuant to clause (a) or (b) above; and (iii) no Lien or other security shall be granted by any member of the Group in relation to the Existing Bond Debt except as expressly permitted under or required by the terms of the Existing Bond Debt.

2.22	Clause 29.15(a)(i)(A) of the Facility Agreement shall be amended by deleting that clause in its entirety and replacing it with the following new clause 29.15(a)(i)(A):

(A)     an aggregate principal amount of $100,000,000;

2.23	Clause 29 of the Facility Agreement shall be amended by adding a new clause 29.30 as follows:

29.30     DNB Facility

The Parent shall ensure that the existing NOK600m bilateral facility between DNB Bank ASA and GulfMark Rederi AS (or any credit facility which replaces it) shall be drawn, if funds are required, to fund payments (whether one or more) of the Norwegian Arctic class vessel due to be delivered by Simek to Gulfmark Rederi AS. The Parent shall not draw under this Facility to fund such payments.

2.24

The provisions of Clause 31.1 of the Facility Agreement in effect during the Restricted Period shall be amended so that paragraph (f) of Clause 31.1 shall be deleted in its entirety and replaced with the following new paragraph (f):

(f)	immediately following such disposal, the ratio of the aggregate Appraised Value of the Collateral Vessels to Total Revolving Facility Commitments would be at least 2.0:1; and

2.25	The current Part 2 of Schedule 1 of the Facility Agreement shall be deleted and replaced with the text set out in Schedule 3 of this Agreement.

2.26	The current Schedule 11 of the Facility Agreement shall be deleted and replaced with the text set out in Schedule 4 of this Agreement.

2.27

The current definition of Permitted Capital Expenditures shall be deleted and replaced with the following definition: "Permitted Capital Expenditures" means capital expenditures made by the Parent or its consolidated Subsidiaries after January 1, 2015 to the extent set forth in Schedule 16 of the Facility Agreement."

2.28	The text set out in Schedule 5 of this Agreement shall take effect as Schedule 16 of the Facility Agreement.

3	EFFECTIVE DATE

Clause 2 of this Agreement shall take effect on the date upon which the Agent gives written confirmation to the Parent that the Agent has received (or has waived its requirement to receive) all of the documents and other evidence listed in Schedule 1 of this Agreement in each case in form and substance satisfactory to the Agent (the “Effective Date”).

4	LONGSTOP

4.1	If the Effective Date has not occurred by 5pm, London time, on December 27, 2015, then this Agreement shall automatically terminate.

4.2	The Agent shall promptly notify the Parent and the Lenders in writing of the occurrence of the Effective Date.

5	CONDITION SUBSEQUENT

Within 25 Business Days of the Effective Date, the Original Borrower shall deliver to the Agent evidence of amendments to the financial covenants under the existing NOK600m bilateral facility between DNB Bank ASA and GulfMark Rederi AS that are no more restrictive to the Group than those set forth in Clause 28 of the Facility Agreement (as amended by this Agreement).

6	GUARANTEE AND SECURITY

With effect from the Effective Date, each Obligor and GMI confirms that any security or guarantee created or given by it under the Finance Documents (including, in the case of each Obligor, under clause 25 (Guarantee and indemnity) of the Facility Agreement) will:

6.1	continue in full force and effect; and

6.2	extend to all liabilities and obligations of the Obligors arising under the Facility Agreement as amended by this Agreement.

7	REPEATING OF REPRESENTATIONS

Each Obligor makes the Repeating Representations to each Finance Party on the date of this Agreement and on the Effective Date.

8	FEES AND EXPENSES

8.1

The Original Borrower shall pay (or cause to be paid) to the Agent (for the account of each Lender) an amendment fee computed at the rate of one (1) per cent of each Lender's Revolving Facility Commitment as of the Effective Date (being a fee, in aggregate, equal to $US1,000,000). The Original Borrower shall pay (or cause to be paid) such fee within five Business Days of the occurrence of the Effective Date.

8.2

The Original Borrower shall promptly on demand pay the Agent the amount of all out-of-pocket costs and expenses (including legal fees) reasonably incurred by it in connection with the entering into of this Agreement and the transactions contemplated thereby.

9	FINANCE DOCUMENT

This Agreement is entered into pursuant to Clause 45 of the Facility Agreement (Amendments and Waivers) and the Agent and the Parent hereby designate this Agreement as a Finance Document for the purposes of the Facility Agreement and the other Finance Documents.

10	AGENT

The Agent, with the consent of the Majority Lenders, enters into this Agreement on behalf of all the Finance Parties pursuant to and in accordance with clause 45.1.2 of the Facility Agreement.

11	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

12	GOVERNING LAW

This Agreement and any non-contractual obligation arising out of or connected with this Agreement are governed by English law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

1	Corporate Authorisations

1.1	Certified true copies of the following:-

1.1.1	Certificate of Fact (Texas) for GulfMark Americas, Inc.;

1.1.2	Certificate of Fact (Texas) for GulfMark Offshore, Inc.;

1.1.3	Certificate of Good Standing (Delaware) for GulfMark Americas, Inc.;

1.1.4	Certificate of Good Standing (Delaware) for GulfMark Offshore, Inc.;

1.1.5	Certificate of Good Standing (Delaware) for GulfMark Management, Inc.;

1.1.6	Certificate of UCC Search from Delaware on GulfMark Americas, Inc.;

1.1.7	Certificate of UCC Search from Delaware on GulfMark Offshore, Inc.;

1.1.8	Certificate of UCC Search from Delaware on GulfMark Management, Inc.;

1.1.9	Certificates of Incumbency for each of the Obligors and GMI.

1.2	A copy of a resolution of the board of directors of each Obligor and GMI:

1.2.1	authorising a specified person or persons to execute the documents required hereby to which it is a party on its behalf; and

1.2.2

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the documents to which it is a party.

1.3	A specimen of the signature of each person authorised by the resolution referred to in paragraph 1.2.1 above in relation to such documents.

1.4

A certificate of the Parent confirming that the amendments contemplated in this Agreement would not cause any borrowing, guarantee, security or similar limit binding on any Obligor or GMI (as applicable) to be exceeded.

1.5

A certificate of an authorised signatory of each Obligor and GMI certifying that each copy of its resolutions specified in this Schedule 1 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

1.6

An officer's certificate of each Obligor and GMI certifying that there has been no change to its Certificate of Incorporation, Bylaws, Domicile Address, EIN and Charter Number since the documents were last provided to the Agent.

2	FINANCE DOCUMENTS

2.1	A copy of this Agreement executed by each Obligor and GMI.

2.2

A copy of the amendment agreement between the Original Borrower and the Security Agent, in respect of the First Preferred Fleet Mortgage dated 26 September 2014 granted by the Original Borrower in favour of the Security Agent (as security trustee for the Secured Parties), executed by the Original Borrower.

3	LEGAL OPINIONS

The following legal opinions, each addressed to the Agent, the Security Agent and the Finance Parties as at the date of the opinion:-

3.1	a legal opinion of Norton Rose Fulbright US LLP, US legal advisers to the Original Borrower, the Parent and GMI as to US, Texas and Delaware law; and

3.2	a legal opinion of Pinsent Masons LLP, UK legal advisers to the Agent as to English law.

4	MISCELLANEOUS

An Appraised Value of each Collateral Vessel from any two Approved Brokers addressed in accordance with the Facility Agreement as amended by this Agreement.

SCHEDULE 2

NEW DEFINITION OF "MARGIN"

"Margin"

means in relation to any Revolving Facility Loan or Unpaid Sum:-

(a)            until 30 September 2014, 2.0 per cent per annum; and

(b)            thereafter, the percentage rate per annum shall be determined by reference to the Capitalisation Ratio calculated as at the most recent Quarter Date, such that the percentage rate per annum applicable at any time shall be the relevant Margin set out below in the column opposite the applicable Capitalisation Ratio:-

	Capitalisation Ratio	Margin % p.a.

	Greater than 45%	4.00 per cent per annum.

	Greater than 40% but less than or equal to 45%	3.75 per cent per annum.

	Greater than 35% but less than or equal to 40%	3.50 per cent per annum.

	Greater than 30% but less than or equal to 35%	3.25 per cent per annum.

	Greater than 25% but less than or equal to 30%	3.00 per cent per annum.

	Less than or equal to 25%	2.75 per cent per annum.

provided however:-

                   (i)          any increase or decrease in the Margin for a Revolving Facility Loan shall take effect on the date (the "reset date") which is the first day of the next Interest Period for that Revolving Facility Loan following receipt by the Agent of the Compliance Certificate for that Relevant Period pursuant to Clause 27.2 (Provision and contents of Compliance Certificate);

(ii)          if, following receipt by the Agent of the annual audited financial statements of the Group and related Compliance Certificate, those statements and Compliance Certificate do not confirm the basis for a reduced Margin, then the provisions of Clause 16.2 (Payment of interest) shall apply and the Margin for that Revolving Facility Loan shall be the percentage per annum determined using the table above and the revised Capitalisation Ratio calculated using the figures in the Compliance Certificate;

(iii)         while an Event of Default is continuing, the Margin for each Revolving Facility Loan under the Revolving Facility shall be (A) the highest percentage per annum set out above for a Revolving Facility Loan under the Revolving Facility plus (B) two (2) per cent; and

(iv)         for the purpose of determining the Margin, Capitalisation Ratio and Relevant Period shall be determined in accordance with Clause 28 (Financial covenants).

SCHEDULE 3

The replacement Part 2 of Schedule 1 of the Facility Agreement is as follows:-

"PART 2

PART A

THE ORIGINAL LENDERS

Name of Original Lender	Revolving Facility Commitment	Treaty Passport scheme reference number (if applicable)	Jurisdiction and tax residence

THE ROYAL BANK OF SCOTLAND PLC	$33,333,333.33

WELLS FARGO BANK, N.A.	$16,666,666.67

JPMORGAN CHASE BANK, N.A.	$16,666,666.67

BANK OF AMERICA, N.A.	$11,111,111.11

SUNTRUST BANKS	$11,111,111.11

DBS BANK LTD	$11,111,111.11

PART B

THE ORIGINAL SWINGLINE LENDERS

Name of Original Swingline Lender	Swingline Commitment	Treaty Passport scheme reference number (if applicable)	Jurisdiction and tax residence

JPMORGAN CHASE BANK, N.A.	$25,000,000

SCHEDULE 4

NEW SCHEDULE 11 OF THE FACILITY AGREEMENT

SCHEDULE 11

COLLATERAL VESSELS

Vessel	Vessel ID (Official Number)	Year Built	Registry/Flag
1. CHARTRES	1160318	2004	United States
2. IBERVILLE	1163367	2004	United States
3. BIENVILLE	1163970	2004	United States
4. CONTI	1166313	2005	United States
5. ST. LOUIS	1167668	2005	United States
6. TOULOUSE	1169977	2005	United States
7. ESPLANADE	1173548	2005	United States
8. DOUBLE EAGLE	1200748	2007	United States
9. TRIPLE PLAY	1203989	2007	United States
10. GRAND SLAM	1204678	2007	United States
11. SLAM DUNK	1204681	2008	United States
12. TOUCHDOWN	1204682	2008	United States
13. HOMERUN	1204685	2008	United States
14. KNOCKOUT	1204686	2008	United States
15. JERMAINE GIBSON	1204684	2008	United States
16. THOMAS WAINWRIGHT	1223869	2010	United States
17. ORLEANS	1151394	2004	United States
18. BOURBON	1156133	2004	United States
19. ROYAL	1159200	2004	United States
20. FIRST AND TEN	1195773	2007	United States
21. HAT TRICK	1204683	2008	United States
22. HAMMERHEAD	1203577	2008	United States
23. POLARIS	1249448	2014	United States
24. REGULUS	1249449	2014	United States

SCHEDULE 5

NEW SCHEDULE 16 OF THE FACILITY AGREEMENT

SCHEDULE 16

Permitted capital expenditures

		Currency	Committed Amount
US
New Build
	Regulus	USD	145,034
	Hercules	USD	12,579,425
	Pegasus	USD	26,532,000
Stretch
	Iberville	USD	1,950,000
	Bienville	USD	3,200,000

Norway
New Build
	Arctic Class	NOK	297,500,000

SIGNATORIES

THE PARENT AND ORIGINAL GUARANTOR

GULFMARK OFFSHORE, INC.

By:  /s/ James M. Mitchell

THE ORIGINAL BORROWER

GULFMARK AMERICAS, INC.

By: /s/ James M. Mitchell

GMI

GULFMARK MANAGEMENT, INC.

By: /s/ James M. Mitchell

THE AGENT

THE ROYAL BANK OF SCOTLAND PLC

By: /s/ Nick Watkins